EXHIBIT 24.1

INDEPENDENCE REALTY TRUST, INC.

POWER OF ATTORNEY

We, the undersigned officers and directors of Independence Realty Trust, Inc., and each of us, do hereby constitute and appoint Scott F. Schaeffer and James J. Sebra, and each of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed with the Securities and Exchange Commission (Commission File No. 333-173391) as well as any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as directors to enable Independence Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

Name	Title	Date

/s/ Scott F. Schaeffer	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	February 21, 2013
Scott F. Schaeffer

/s/ James J. Sebra	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 21, 2013
James J. Sebra

/s/ William C. Dunkelberg	Independent Director	February 21, 2013
William C. Dunkelberg

/s/ Robert F. McCadden	Independent Director	February 21, 2013
Robert F. McCadden

/s/ DeForest B. Soaries, Jr.	Independent Director	February 21, 2013
DeForest B. Soaries, Jr.